Exhibit 99.1

NEWS ANNOUNCEMENT

FOR IMMEDIATE RELEASE

Contact:

Robert Stefanovich

Executive Vice President, Chief Financial Officer

Artemis International Solutions Corporation

949-660-6555

robert.stefanovich@us.aisc.com

Deborah Pettigrew

Artemis International Solutions Corporation

949-660-6554

deborah.pettigrew@us.aisc.com

ARTEMIS REPORTS STRONG FOURTH QUARTER 2004

FINANCIAL RESULTS

ARTEMIS ACHIEVES POSITIVE OPERATING RESULTS FOR Q4, WITH SOFTWARE REVENUE UP 45% FROM PRIOR YEAR AND UP 90% FROM LAST QUARTER.

NEWPORT BEACH, Calif., March 2, 2005 – Artemis International Solutions Corporation (OTCBB: AMSI), the leading provider of Investment Planning and ControlTM solutions, today reported its financial results for the fourth quarter and the fiscal year ended December 31, 2004.

Artemis reported $14.4 million in total revenue for the fourth quarter ended December 31, 2004, up 30.7% from $11.0 million in the third quarter of 2004 and up 3.1% from the same quarter of 2003.

Software license revenue was $4.5 million, up 90.2% from $2.4 million in the third quarter of 2004 and up 44.6% from $3.1 million in the same quarter of 2003. Software license and support revenue increased to 61.9% of total revenue compared to 49.8% in the same quarter of 2003.

The company reported non-GAAP income of $1.6 million, or $0.16 per common share, for the fourth quarter of 2004, compared to a non-GAAP loss of $(1.3) million, or $(0.13) per common share, in the third quarter of 2004 and $(0.6) million, or $(0.06) per common share, in the fourth quarter of 2003.  Non-GAAP income for the fourth quarter of 2004 excludes $1.9 million in amortization and impairment charges and $0.7 million in restructuring charges. Non-GAAP loss for the third quarter of 2004 excludes $1.0 million in amortization and $0.7 million in restructuring charges, while excluding $1.0 million in amortization charges for the fourth quarter of 2003.

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On a US GAAP basis, the Company’s net loss for the fourth quarter of 2004 was $(1.0) million, or $(0.10) per common share. This compares to a net loss of $(3.0) million, or $(0.30) per common share, in the preceding quarter and $(1.6) million, or $(0.16) per common share, for the fourth quarter of 2003.

“Our strategy is paying off”, said Patrick Ternier, president and CEO of Artemis, “We achieved strong growth in software revenue in Q4 and further expanded our customer base, particularly in New Product Development and IT Management and Governance. Our improved financial performance is a result of solid sales execution combined with the realignment of our cost structure.”

For the full year 2004, Artemis reported $52.4 million in revenue, a non-GAAP loss of $(1.9) million, and a US GAAP net loss of $(9.7) million or $(0.97) per common share. This compares to $57.3 million in revenue, a non-GAAP loss of $(3.8) million, and a US GAAP net loss of $(7.9) million or $(0.79) per common share for the full year 2003.  Non-GAAP loss for 2004 and 2003 exclude amortization, impairment and restructuring charges of $7.7 million and $4.1 million, respectively.

In addition to strong software revenue, the following are highlights of the Quarter:

Additional success for the industry optimized solutions approach through the addition of leading new customers from all four regions including:

•      New Product Development: China Telecom, Hitachi Kenki Business Frontier Co, Jatco, Nuovo Pignone, Ogihara, Olympus Medical Systems, Pfizer, PT Telekom, Telecom Italia Sparkle, Tanabe Seiyaku, Unomedical, Wind Telecom

•      IT Management and Governance:  AGF-Allianz, Axa Life insurance, Atos Origin Integration, Casino IT, Certegy, Crédit Lyonnais, Crédit Agricole, Linea Directa Insurance,  SBC Services, Tchibo Gmbh, Unedic, USAA

•      Public Investment Management:  Acqua Latina, TAFE Australia, Mato Grosso State

•      Fleet Asset Optimization: Exelon Energy Delivery, General Electric Oil & Gas, Southern Company Generation

•      Aerospace and Defense Program Management: Air Tanker Ltd, Alcatel Space Industries, Lockheed Martin IS&S, Lockheed Missile and Space, Norvegian Defense Ministry

•      Major new release of Artemis 7, with Version 6.0 offering unique Performance Based Budgeting capabilities to allow investments funding to be dynamically optimized and linked to financial and non-financial benefits, allowing organizations to effectively execute strategy.

•      Worldwide rollout of our Consulting Partner program to increase the Artemis Partner network.

•      First major return on our active presence in China with the addition of the R&D Institute of China Telecom in Shanghaï to our Asian and worldwide user base.

ARTEMIS INTERNATIONAL SOLUTIONS CORPORATION.

Consolidated Financial Highlights

(in thousands, except per share amounts)

(Unaudited)

	Quarter Ended December 31,				Year Ended December 31,
		Percent		Percent		Percent		Percent
		of Total		of Total		of Total		of Total
	2004	Revenues	2003	Revenues	2004	Revenues	2003	Revenues

Statement of Operations Data:

Revenue:
Software	$4,542	32%	$3,140	23%	$13,055	25%	$13,286	23%
Support	4,370	30%	3,815	27%	17,186	33%	16,568	29%
Services	5,477	38%	7,006	50%	22,204	42%	27,437	48%
	14,389	100%	13,961	100%	52,445	100%	57,291	100%

Cost of revenue:
Software	86	1%	169	1%	232	0%	677	1%
Support	1,334	9%	1,228	9%	5,676	11%	5,102	9%
Services	4,220	29%	4,944	35%	17,582	34%	20,250	35%
	5,640	39%	6,341	45%	23,490	45%	26,029	45%

Gross margin	8,749	61%	7,620	55%	28,955	55%	31,262	55%
Operating expenses:
Selling and marketing	3,760	26%	3,728	27%	14,327	27%	15,942	29%
Research and development	1,913	13%	2,006	14%	7,710	15%	8,152	14%
General and administrative	2,226	15%	2,805	20%	8,701	17%	11,142	19%
Amortization expense	1,029	8%	1,030	8%	4,117	8%	4,118	7%
Impairment charges	913	6%	—	0%	913	2%	—	0%
Restructuring charges	691	5%	—	0%	2,740	5%	—	0%
	10,532	73%	9,569	69%	38,508	73%	39,354	69%

Operating loss	(1,783)	-12%	(1,949)	-14%	(9,553)	-18%	(8,092)	-14%

Net interest expense	58	1%	107	1%	502	1%	192	0%
Other non-operating (income), net	(671)	-5%	(295)	-2%	(538)	-1%	(692)	-1%
	(613)	-4%	(188)	-1%	(36)	0%	(500)	-1%

Loss before income taxes	(1,170)	-8%	(1,761)	-13%	(9,517)	-18%	(7,592)	-13%

Income tax expense (benefit)	(150)	-1%	(156)	-2%	168	0%	299	1%

Net Ioss	$(1,020)	-7%	$(1,605)	-11%	$(9,685)	-18%	$(7,891)	-14%

Basic and diluted loss per common share	$(0.10)		$(0.16)		$(0.97)		$(0.79)
Weighted average common shares used in computing basic and diluted loss per common share	10,059		9,965		9,988		9,965

Reconciliation of net loss to non-GAAP income (loss):
Net loss	$(1,020)		$(1,605)		$(9,685)		$(7,891)
Amortization	1,029		1,030		4,117		4,118
Impairement charges	913		—		913		—
Restructuring charges	691		—		2,740		—
Non-GAAP income (loss) (1)	$1,613		$(575)		$(1,915)		$(3,773)

Basic non-GAAP income (loss) per common share	$0.16		$(0.06)		$(0.19)		$(0.38)

Weighted average common shares used in computing basic non-GAAP income (loss) per common share	10,059		9,965		9,988		9,965	.

(1) Non-GAAP income (loss) represents net earnings (loss) before amortization, impairment and restructuring charges. Non-GAAP income (loss) is not indicative of cash provided by or used in operating activities and may differ from comparable information provided by other companies. Non-GAAP income (loss) should not be considered in isolation, as an alternative to, or more meaningful than measures of financial performance determined in accordance with accounting principles generally accepted in the United States. Non-GAAP income (loss) is commonly used in the industry and is presented because Artemis believes it provides relevant and useful information to investors. Artemis utilizes non-GAAP income (loss) to provide additional information with respect to its ability to meet future capital expenditures and working capital requirements, to incur indebtedness if necessary, and to fund continued growth. Although restructuring charges represent a cash requirement for the Company, management believes that “non-GAAP income (loss)”, which excludes restructuring charges, is more meaningfull to investors than EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), a financial metric reported by the Company in previous earnings releases. Investors could use such a measure to analyze and compare companies on the basis of current period operating performance.

About Artemis International Solutions Corporation

Artemis International Solutions Corporation (OTCBB: AMSI) is the global provider of Investment Planning and ControlTM solutions that help organizations execute strategy through effective portfolio and project management. Artemis has refined 30 years experience into a suite of industry optimized solutions and packaged consulting services that combine to establish an overall planning and control framework encompassing IT management, new product development, public investment management, program management, fleet asset optimization, and detailed project management. With a global network covering 44 countries, Artemis has helped thousands of companies to improve their business performance through better alignment of strategy, investment planning and project execution.

For more information visit www.aisc.com.

Forward Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This press release contains or may contain forward-looking statements such as statements regarding the Company’s growth and profitability, growth strategy, liquidity and access to public markets, operating expense reduction and trends in the industry in which the Company operates. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in the Company’s filings with the Securities and Exchange Commission.  The Company assumes no obligation to update these forward-looking statements to reflect actual results, changes in risks, uncertainties or assumptions underlying or affecting such statements or for prospective events that may have a retroactive effect.

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